Exhibit 21

                             Middlesex Water Company

                                  Subsidiaries

                                                                 Jurisdiction of
                                                                   Organization
                                                                 ---------------

Tidewater Utilities, Inc.                                          Delaware
Pinelands Water Company                                            New Jersey
Pinelands Wastewater Company                                       New Jersey
Bayview Water Company                                              New Jersey
Utility Service Affiliates (Perth Amboy) Inc.                      New Jersey
Utility Service Affiliates, Inc.                                   New Jersey